Exhibit 99.2

SGM BIOTECH, INC. AND AFFILIATE

Consolidated Financial Statements

and

Independent Auditors’ Report

December 31, 2009 and 2008

SGM BIOTECH, INC. AND AFFILIATE

INDEPENDENT AUDITORS’ REPORT

Board of Directors. Stockholders and Members

SGM Biotech, Inc. and Affiliate

Bozeman, Montana

We have audited the accompanying consolidated balance sheets of SGM Biotech, Inc. and Affiliate (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholders’ and members’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SGM Biotech, Inc. and Affiliate as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

June 30, 2010

Denver, Colorado

SGM BIOTECH, INC. AND AFFILIATE

Consolidated Balance Sheets

	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$758,494	$400,245
Accounts receivable, net of allowance for doubtful accounts	814,572	808,934
Inventory	688,587	637,614
Other current assets	9,717	—
Deferred tax asset	43,795	26,160
Total current assets	2,315,165	1,872,953

Non-current assets
Property, plant, and equipment, net	1,819,591	2,089,738
Other long-term receivables	23,128	7,752
Deferred financing costs, net	4,961	5,335
Total non-current assets	1,847,680	2,102,825

Total assets	$4,162,845	$3,975,778

Liabilities and Stockholders’ and Members’ Equity
Current liabilities
Accounts payable - trade	$136,832	$172,605
Accrued expenses	147,190	139,544
Current income taxes payable	115,033	96,387
Current portion of long-term debt	58,759	51,278
Notes payable to stockholders	293,836	348,640
Current portion of capital lease obligation	27,884	30,988
Total current liabilities	779,534	839,442

Non-current liabilities
Long-term debt, less current portion	1,083,722	1,146,332
Capital lease obligations, less current portion	—	30,988
Deferred income taxes	164,502	222,412
Total non-current liabilities	1,248,224	1,399,732
Total liabilities	2,027,758	2,239,174

Commitments and contingencies

Stockholders’ and members’ equity
Common stock, no par value, 50,000 shares authorized, 50,000 shares issued and outstanding	—	—
Members’ equity	539,542	440,164
Retained earnings	1,595,545	1,296,440
Total stockholders’ and members’ equity	2,135,087	1,736,604

Total liabilities and stockholders’ and members’ equity	$4,162,845	$3,975,778

See notes to consolidated financial statements.

SGM BIOTECH, INC. AND AFFILIATE

Consolidated Statements of Income

	For the Years Ended
	December 31,
	2009	2008

Revenues	$6,230,611	$6,130,971

Cost of goods sold	3,214,320	3,137,467

Gross profit	3,016,291	2,993,504

Operating expenses
General and administrative	1,464,897	1,424,795
Research and development	322,410	257,999
Selling	399,044	575,545
Total operating expenses	2,186,351	2,258,339

Total operating income	829,940	735,165

Other expense
Interest expense	98,024	114,431
Other	(3,536)	(27,868)
Total other expense	94,488	86,563

Income before income taxes	735,452	648,602

Income tax expense	164,088	132,062

Net income	$571,364	$516,540

See notes to consolidated financial statements.

SGM BIOTECH, INC. AND AFFILIATE

Consolidated Statement of Changes in Stockholders’ and Members’ Equity

For the Years Ended December 31, 2009 and 2008

					Total
	Common Stock			Retained	Stockholders’
	Shares	Amount	Members’ Equity	Earnings	Equity

Balance - December 31, 2007	50,000	$—	$482,799	$1,025,265	$1,508,064

Contributions	—	—	28,722	—	28,722

Distributions	—	—	(316,722)	—	(316,722)

Net income	—	—	245,365	271,175	516,540

Balance - December 31, 2008	50,000	—	440,164	1,296,440	1,736,604

Distributions	—	—	(172,881)	—	(172,881)

Net income	—	—	272,259	299,105	571,364

Balance - December 31, 2009	50,000	$—	$539,542	$1,595,545	$2,135,087

See notes to consolidated financial statements.

SGM BIOTECH, INC. AND AFFILIATE

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2009	2008
Cash flows from operating activities
Net income	$571,364	$516,540
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	324,456	340,730
Allowance for doubtful accounts	37,963	18,850
Gain on sale of equipment	—	(3,750)
Deferred income taxes	(75,545)	10,086
Changes in assets and liabilities
Accounts receivable	(43,601)	(169,100)
Inventory	(50,973)	(73,554)
Other current assets	(9,717)	830
Other long-term receivables	(15,376)	73,548
Accounts payable - trade	(35,773)	(36,711)
Accrued expenses	7,646	(448,878)
Current income taxes payable	18,646	81,202
	157,726	(206,747)
Net cash provided by operating activities	729,090	309,793

Cash flows from investing activities
Capital expenditures, net of retirements	(53,935)	(284,743)
Net cash used in investing activities	(53,935)	(284,743)

Cash flows from financing activities
Advances on long-term debt	—	221,502
Payments on long-term debt	(109,933)	(118,761)
Payments on capital lease obligations	(34,092)	(37,173)
Distributions to members	(172,881)	(316,722)
Contributions from members	—	28,722
Net cash used in financing activities	(316,906)	(222,432)

Net increase (decrease) in cash and cash equivalents	358,249	(197,382)

Cash and cash equivalents - beginning of year	400,245	597,627

Cash and cash equivalents - end of year	$758,494	$400,245

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2009 and 2008 was $98,444 and $115,363, respectively.

Cash paid for income taxes for the years ended December 31, 2009 and 2008 was $223,567 and $19,230, respectively.

See notes to consolidated financial statements.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

SGM Biotech, Inc. (“SGM”) was established in 1988. SGM manufactures biological indicators and supporting services for the evaluation of sterilization processes throughout the pharmaceutical and medical-device industries. SGM’s biological indicators are used throughout the world by medical and industrial facilities to monitor steam, low temperature steam formaldehyde, ethylene oxide gas, hydrogen peroxide vapor, dry heat, and radiation sterilization processes. SGM serves its customers directly through a vast network of distributors across the globe.

Surreal, LLC (“Surreal”) owns an office and warehouse building which it leases to SGM. SGM and Surreal are related through common ownership.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SGM and its affiliate, Surreal (collectively, the “Company”). All intercompany accounts and transactions have been eliminated in consolidation.

The Company consolidates the assets and liabilities of Surreal, an entity from which SGM leases office space and a warehouse. Surreal has been determined to be a variable interest entity and SGM has been determined to be its primary beneficiary. Due to the consolidation of Surreal, the Company reflects in its balance sheet: property, plant, and equipment, net of accumulated depreciation and amortization, of $1,126,156 and $1,196,390, other assets of $554,326 and $332,777, long-term debt of $1,142,481 and $1,197,610, and other accrued liabilities of $12,611 and $13,726, as of December 31, 2009 and 2008, respectively. The liabilities recognized as a result of consolidating Surreal do not represent additional claims on the general assets of the Company. Surreal’s creditors have claims only on the specific assets of Surreal.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. During 2008, the FDIC adopted the Temporary Liquidity Guarantee Program (the “Program”). One component of the Program (called the Transaction Account Guarantee Program) provides for a temporary full guarantee by the FDIC for funds held at FDIC-insured depository institutions in non-interest bearing transaction accounts above the existing deposit insurance limit. The coverage became effective on October 14, 2008 and will continue through June 30, 2010 (assuming that the insured depository institution does not opt out of this component of the Program). The Company has confirmed with its primary bank that the bank has not opted out of this Program, and, therefore, the Company’s collected cash balance held by this bank, of $758,494 at December 31, 2009, is fully guaranteed. Any extension of this program beyond June 30, 2010 is uncertain at this time. Accordingly, if the program is not extended, the normal FDIC insured limits of $250,000 per institution will apply as of July 1, 2010.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable

At the time the accounts receivable originated, the Company considers a reserve for doubtful accounts receivable based on the creditworthiness of the customer. The Company estimates a reserve based on a review of the current status of existing receivables and the Company’s historical experience. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance. As of December 31, 2009 and 2008, the Company booked an allowance for doubtful accounts of $56,813 and $18,850, respectively.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States and internationally. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

Inventories

Inventory consists of raw materials, work in process and finished products, which are stated at the lower of cost or market, determined using the first-in, first-out method. The Company’s policy is to periodically evaluate the market value of the inventory and the stage of product life cycle, and record a reserve for any inventory considered slow moving or obsolete.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 5 to 39 years, and the related lease terms for leasehold improvements and equipment under capital leases.

Deferred Financing Costs

Costs associated with obtaining debt financing are deferred and amortized on a straight-line basis over the related term of the debt of 20 years.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, when title and risk of ownership passes, the sales price is fixed or determinable, and collectability is probable. The Company recognizes revenues at the time products are shipped. Revenue from ongoing product service and repair is fully recognized upon completion and shipment of serviced product.

Sales to distributors are made at their net discounted price. This net discounted price is net of any volume pricing that may be available. Customers who may be unsure of the appropriateness of our products for their application are offered demonstration equipment prior to purchase, thus no return rights are extended. Products are built to customer order and no price protections are offered.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Other than normal and customary on-going customer service, the Company does not have any post shipment contractual obligations to its customers, such as installation, training, etc.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2009 and 2008 was $48,693 and $66,234, respectively.

Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Shipping and Handling Costs

Shipping and handling costs are expensed as cost of goods sold when incurred.

Income Taxes

SGM recognizes deferred tax assets and liabilities for the expected future benefits or consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized based on available evidence. SGM expects future taxable income, and therefore, believes it will recognize future benefits related to its deferred tax assets.

On January 1, 2009, SGM adopted new guidance on accounting for uncertainty in income taxes. After evaluating the tax positions taken, none are considered to be uncertain; therefore, no amounts have been recognized as of December 31, 2009 or 2008.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed as of December 31, 2009 or 2008.

Surreal has elected to be treated as a Limited Liability Company (“LLC”) for income tax purposes. Accordingly, taxable income and losses of Surreal are reported on the income tax returns of Surreal’s members and no provisions for federal income taxes have been recorded on the accompanying consolidated financial statements related to Surreal.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

On January 1, 2009, Surreal adopted new guidance on accounting for uncertainty in income taxes. If taxing authorities were to disallow any tax positions taken by Surreal, the additional income taxes, if any, would be imposed on the members of Surreal rather than Surreal. Accordingly, there would be not effect on the consolidated financial statements related to Surreal.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties related to Surreal have been assessed as of December 31, 2009 or 2008.

Tax years that remain subject to examination include 2006 through the current period for federal taxes, 2005 through the current period for state taxes, and are limited to major jurisdictions only.

Fair Value of Financial Instruments

On January 1, 2009, the Company adopted the provisions for nonfinancial assets and nonfinancial liabilities that are not required or permitted to be measured at fair value on a recurring basis. Accounting Standards Codification (“ASC”) Topic 820 (formerly Statement of Financial Accounting Standards No. 157) establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC Topic 820 also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:              Quoted prices in active markets for identical assets or liabilities;

Level 2:              Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:              Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company has evaluated all subsequent events through June 30, 2010, which is the date the financial statements were available to be issued.

Note 2 - Related Party Transactions

The Company has multiple notes with the stockholders, as more fully discussed at Note 5.

SGM has guaranteed a note payable issued to Surreal for the purchase of an office building. The total cost of the building was $1,440,000, and the original note was issued March 26, 2003 for $1,440,000. SGM refinanced the note on February 5, 2009 in the amount of $1,193,912. The note has an interest rate of 5.75% for the first 36 months of the loan, and adjusts to a variable interest rate of Prime plus 1.5% adjusting every 60 months thereafter. The note calls for monthly principal and interest payments of $10,244 and matures on April 15, 2023. At December 31, 2009 and 2008, the balance on the note payable was $1,142,481 and $1,197,610, respectively.

Beginning in 2007, SGM began renting its office space from Surreal under a lease agreement. The agreement requires monthly rent payments of $38,250 through December 31, 2017. SGM had rent expense of $459,000 and $459,000 for the years ended December 31, 2009 and 2008, respectively, that eliminated in the consolidation of the financial statements.

Under the provisions of ASC Topic 810, Consolidation of Variable Interest Entities, Surreal is a variable interest entity and SGM would be deemed to be its primary beneficiary, requiring SGM to consolidate Surreal’s balance sheet, statement of income, changes in members’ equity and cash flows.

Note 3 - Inventory

Inventories are summarized as follows:

	December 31,
	2009	2008

Raw materials	$270,283	$279,667
Finished goods	302,766	243,701
Spore crops	101,428	110,463
Work in process	14,110	3,783
	$688,587	$637,614

Work-in-process, finished goods and spore crops include raw materials, direct labor, and manufacturing overhead at December 31, 2009 and 2008.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 4 - Property and Equipment

Property and equipment consist of the following:

	December 31,
	2009	2008

Leasehold improvements	$294,098	$291,988
Building	1,333,780	1,333,780
Land	270,000	270,000
Office equipment	139,820	136,288
Manufacturing equipment	1,610,547	1,593,542
Lab equipment	427,246	398,702
Vehicles	19,995	19,995
Furniture and fixtures	78,807	78,807
Other	60,475	60,475
	4,234,768	4,183,577
Less accumulated depreciation	(2,415,177)	(2,093,839)

	$1,819,591	$2,089,738

Depreciation expense for the years ended December 31, 2009 and 2008 was $324,082 and $340,356, respectively.

Note 5 - Long-Term Debt

Long-term debt consists of:

	December 31,
	2009	2008
Notes payable to stockholders with interest at 8.0%. Principal and interest payments are made at the discretion of the stockholders. Subsequent to year-end, the stockholder notes were paid off in full in conjunction with the acquisition of the Company.	$293,836	$348,640

Note payable to a bank with interest at 5.75% through February 2012 and Prime plus 1.5% thereafter. The note calls for monthly principal and interest payments of $10,244 and matures on April 15, 2023. Subsequent to year-end, the note payable was paid off in full in conjunction with the sale of the building.	1,142,481	1,197,610
	1,436,317	1,546,250
Less current portion	(352,595)	(399,918)

	$1,083,722	$1,146,332

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 5 - Long-Term Debt (continued)

Maturities of long-term obligations are as follows:

Year Ending December 31,	Unrelated	Related party	Total

2010	$58,759	$293,836	$352,595
2011	62,228	—	62,228
2012	65,736	—	65,736
2013	69,783	—	69,783
2014	73,902	—	73,902
Thereafter	812,073	—	812,073

	$1,142,481	$293,836	$1,436,317

Note 6 - Capital Lease

The Company has acquired an asset under the provisions of a long-term lease. For financial reporting purposes, minimum lease payments relating to the asset has been capitalized. The lease expires December 13, 2010. Amortization of the leased property is included in depreciation expense. The asset under capital lease has cost and accumulated amortization as follows:

	December 31,
	2009	2008

Equipment	$102,268	$102,268
Less accumulated depreciation	(68,178)	(34,089)

	$34,090	$68,179

The capital lease matures on December 13, 2010. The total remaining lease payments are $29,101, of which $1,217 represents interest.

Note 7 - Commitments and Contingencies

Operating Leases

The Company leases equipment, storage and vehicles under non-cancelable operating leases. Rent expense for the years ended December 31, 2009 and 2008 was $21,243 and $23,609, respectively.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 7 - Commitments and Contingencies (continued)

Operating Leases (continued)

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,

2010	$7,711
2011	3,955
2012	3,955
2013	3,955
2014	2,966

$22,542

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Note 8 - Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized based on available evidence. The Company expects future taxable income and, therefore, believes it will recognize future benefits related to its deferred tax asset. The Company’s temporary differences result primarily from book tax difference for property and equipment depreciation and timing difference for certain accruals.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 8 - Income Taxes (continued)

The net current and long-term deferred tax assets and liabilities in the accompanying balance sheets include the following:

	December 31,
	2009	2008

Current deferred tax asset	$43,795	$26,160
Current deferred tax liability	—	—

Net current deferred tax asset	$43,795	$26,160

Long-term deferred tax asset	$—	$—
Long-term deferred tax liability	(164,502)	(222,412)

Net long-term deferred tax liability	$(164,502)	$(222,412)

Components reflected in the consolidated statements of income are as follows:

	For the Years Ended
	December 31,
	2009	2008

Current
Federal	$223,458	$113,743
State and local	16,175	8,233
	239,633	121,976

Deferred
Federal	(70,446)	9,405
State and local	(5,099)	681
	(75,545)	10,086

	$164,088	$132,062

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 8 - Income Taxes (continued)

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net income compared to the income taxes in the consolidated statements of income:

	For the Years Ended
	December 31,
	2009	2008

Income tax expense at the statutory rate	$245,242	$220,524

Change resulting from
State income taxes	28,823	25,944
Tax credits	(15,920)	(8,035)
Sec. 199 manufacturing deduction	(14,045)	(7,085)
Meals and entertainment	2,123	2,331
Other, net	5,621	(18,193)
LLC income taxed directly to Members	(87,756)	(83,424)

	$164,088	$132,062

Surreal is an LLC reporting as a partnership for tax purposes and as a result any income or losses are reported on the income tax returns of its members. The income tax expense reported by the Company includes the income of SGM and excludes any income of Surreal reported in the consolidated statements of income. Surreal had net income of $272,259 and $245,365 for the years ended December 31, 2009 and 2008, respectively.

Note 9 - Employee Benefit Plan

The Company sponsors a Section 401(k) retirement plan (the “Plan”). Eligible employees may make voluntary contributions to the Plan. In addition, the Company may make discretionary matching contributions to the Plan. The Company made matching contributions of $13,314 and $16,784 during the years ended December 31, 2009 and 2008, respectively.

Note 10 - Members’ Equity

Members’ Equity

Each member has voting rights equal to their percentage interests as set forth in the Operating Agreement for Surreal dated December 18, 2002. Net profits and net losses are apportioned among the members in proportion to their percentage interests. Except as noted below, no member has the right to sell or transfer all or any part of their interest to a third party without the prior written consent of all the members. Transfers of any or all of a member’s interest to another member or to an individual in the member’s immediate family over 21 years of age or a trust set up for a member or an immediate family member does not require prior written consent of all the members.

SGM BIOTECH, INC. AND AFFILIATE

Notes to Consolidated Financial Statements

Note 11 - Subsequent Events

On April 27, 2010, the Company was acquired by Mesa Laboratories, Inc. (“Mesa”). Under the terms of the acquisition, all of the stock of the Company was acquired for a cash payment of $11,722,000. After the completion of the acquisition, Mesa repaid $278,000 of loans owed to the stockholders. On April 30, 2010, the facility owned by Surreal that houses the operations of the Company, was acquired by Mesa for $2,150,000.